UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2008

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On May 8, 2008, Vista Gold Corp. issued a press release furnished herewith as Exhibit 99.1.

Item 8.01               Other Events.

On May 8, 2008, Vista Gold Corp. (“Vista” or the “Company”) announced that its advisors and counsel in Mexico have confirmed their view that the Change of Land Use Permit for the Paredones Amarillos Project remains valid.  Vista is currently evaluating the options for validation of the permit, which include initiating legal or administrative action seeking the annulment of the opinion rendered by the La Paz office of the Mexican Environmental and Natural Resource Service (“SEMARNAT”) (referred to in Vista’s press release dated April 30, 2008).  Management has held meetings with senior government officials in Baja California Sur in the last week and will be meeting with senior government officials in Mexico City in the coming weeks to confirm the status of the permit.  Vista’s management believes that any related issues will be resolved without any significant delay to the expected timing for completion of the definitive (bankable) feasibility study or the proposed timetable for the development of the Paredones Amarillos Project, but will provide further information as soon as it is in a position to do so.

Item 9.01               Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit 99.1                                    Press Release of Vista Gold Corp. dated May 8, 2008

This filing contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this filing that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as contemplated development scenarios for the Paredones Amarillos Project; progress, scheduling and the performance and results of feasibility studies including the ongoing bankable feasibility study for the Paredones Amarillos Project; timing, receipt and status of required land use, environmental and other permits for the Paredones Amarillos Project and anticipated timing of commencement of construction and commencement of production at the Paredones Amarillos Project; plans to confirm the validity of the Change of Land Use Permit for the Paredones Amarillos Project and timing for confirmation of the status of this permit; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks relating to delays and incurrence of additional costs in connection with the feasibility study underway at our Paredones Amarillos Project including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and receipt for confirmation of the validity of the Change of Land Use Permit for the Paredones Amarillos Project; uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty of being able to raise capital on favorable terms or at all;

and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: May 9, 2008